VolitionRx Limited Announces Third Quarter 2016 Financial Results and Business Update

NAMUR, Belgium, Nov. 10, 2016 /PRNewswire/ -- VolitionRx Limited (NYSE MKT: VNRX) today announced financial results for the third quarter ended September 30, 2016 and provided a business update.

Third Quarter 2016 and Recent Company Highlights:

Clinical:

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Presented research at European Society for Medical Oncology Congress demonstrating our Nu.Q™ Colorectal Cancer Screening Triage Test’s potential to reduce colonoscopies by 25% while maintaining almost 97% detection of colorectal cancer when combined with the fecal immunochemical test (FIT) score; and

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Announced European commercial strategy for our Nu.Q™ diagnostic platform.

Regulatory:

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Granted a fourth key U.S. patent for the Nucleosomics® platform’s ability to detect nucleosomes containing histone variants in blood circulation.

Operational:

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Acquired custom-designed research and development facility in Belgium which is expected to be fully operational by March 2017;

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Completed a public offering of common stock, generating gross proceeds of approximately $12.4 million; and

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Engaged Edison Advisors to strengthen investor relations and broaden global visibility.

Cameron Reynolds, President and Chief Executive Officer of Volition, said, “I am extremely pleased with the team’s efforts over the past several months. We continue to bolster our capabilities with the appointment of a new COO in our subsidiary in Belgium and the acquisition of our new 19,000 square foot facility, as well as strengthening our cash position. With respect to the excellent data produced by our Nu.Q™ Colorectal Cancer Screening Triage Test, the Company expects to make further announcements regarding CE marking, commercial launch and implementation of this test in specific geographies during the next 3-6 months.”

Jake Micallef, Ph.D., MBA, Chief Scientific Officer of Volition, commented, “This quarter, we are proud to announce the results of our Nu.Q™ Colorectal Cancer Screening Triage blood test, which we expect to CE mark later this year and hope to launch in Europe in early 2017, making it potentially saleable in all 28 EU countries. This is a unique product designed to address a specific market need. Less than 10% of people with a positive FIT score have colorectal cancer; a positive FIT score is not a diagnostic for cancer but means simply that blood has been found in the stool. This means that there are a significant number of unnecessary expensive and invasive colonoscopies performed, placing a burden on both the patient and healthcare system. Studies have demonstrated that the combination of FIT test and our Nu.Q™ Colorectal Cancer Screening Triage blood test identified nearly 97% of colorectal cancers in FIT positive subjects. By utilizing this regimen, screening programs could reduce the number of unnecessary colonoscopies and relieve pressure on healthcare resources. Given the medical and market need, we believe that Volition is primed to offer its triage blood test to potentially thousands of FIT positive patients diagnosed in Europe each year.”

Volition has also partnered with Hvidovre Hospital in Denmark for a new large world class 30,000 patient (and 90,000 sample) trial. This patient sample collection is an investment for the future which Volition believes will be central to its product development in colorectal cancer and other cancer diseases into the next decade.

Third Quarter 2016 and Other Financial Results

For the three months ended September 30, 2016, Volition reported a net loss of $3.48 million, or $0.15 per share. This compares to a net loss of $2.96 million, or $0.16 per share in the third quarter of 2015.

Cash and cash equivalents as of September 30, 2016 totaled $12.5 million, compared with $14.5 million as of June 30, 2016 and $5.9 million as of December 31, 2015.  As per previous press announcements, Volition raised an additional $12.4 million gross ($11.7 million net) proceeds from a public offering which closed in the fourth quarter.

Conference Call

As a reminder, Cameron Reynolds, Chief Executive Officer, will host the Company's Q3 earnings conference call today, Thursday, November 10th, 2016 at 8:30 am U.S. Eastern Time. To participate in the call, please dial 1-877-407-0789 (toll-free) in the U.S. and Canada, and 1-201-689-8562 (toll) internationally.  The conference ID number for both is 13649322.  A live audio webcast of the conference call will also be available via link on the investor relations page of Volition's corporate website at http://ir.volitionrx.com.

About Volition

Volition is a life sciences company focused on developing diagnostic tests for cancer. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid – an indication that disease is present.

Volition's goal is to make the tests as easy and simple to use, for both patients and doctors, as existing diabetic and cholesterol blood tests. Volition's research and development activities are currently centered in Belgium as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document.  The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Day, Volition L.day@volitionrx.com +44 (0)7557 774620	Scott Powell, Volition S.powell@volitionrx.com +1 (646) 650 1351
Tirth Patel, Edison Advisors tpatel@edisongroup.com +1 (646) 653 7035	Rachel Carroll, Edison Advisors rcarroll@edisongroup.com +44 (0)20 3077 5711
Sarah Roberts, Vane Percy & Roberts sarah@vanepercy.com +44 (0)1737 821 890

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of the Company's bodily-fluid-based diagnostic tests as well as the Company's ability to develop and successfully commercialize such test platforms for early detection of cancer. The Company's actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations. Other risks and uncertainties include the Company's failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in the Company's development pipeline or any other diagnostic products the Company might develop; the Company will face fierce competition and the Company's intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, the Company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.Q™ and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners.